SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 21, 2009 (August 18, 2009)

Oconee Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia	No. 000-25267	No. 58-244-2250
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

35 North Main Street
Watkinsville, Georgia 30677
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 769-6611

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On August 18, 2009, Oconee State Bank (the “Bank”), the wholly-owned subsidiary bank of Oconee Financial Corporation, entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist (the “Consent Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the Georgia Department of Banking and Finance (the “GDBF”), whereby the Bank consented to the issuance of an Order to Cease and Desist (the “Order”).

Among other things, the Order provides that, unless otherwise agreed by the FDIC and GDBF:

•	the Board of Directors of the Bank must increase its participation in the affairs of the Bank and establish a Board committee responsible for ensuring compliance with the Order;

•
the Bank must have and retain qualified management and notify the FDIC and the GDBF in writing when it proposes to add any individual to the Bank’s Board of Directors or employ any individual as a senior executive officer;

•	the Bank must have and maintain a Tier 1 (Leverage) Capital ratio of not less than 8% and a Total Risk-based Capital ratio of at least 10%;

•	the Bank must collect or charge-off problem loans;

•	the Bank must formulate a written plan to reduce the Bank’s adversely classified assets in accordance with a defined asset reduction schedule;

•
the Bank may not extend any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been charged-off or adversely classified and is uncollected;

•	the Bank must strengthen its lending and collection policy to provide effective guidance and control over the Bank’s lending functions;

•	the Bank must perform a risk segmentation analysis with respect to concentrations of credit and reduce such concentrations;

•	the Board of Directors of the Bank must review the adequacy of the allowance for loan and lease losses (the “ALLL”) and establish a comprehensive policy for determining the adequacy of the ALLL;

•
the Bank must revise its budget and include formal goals and strategies to improve the Bank’s net interest margin, increase interest income, reduce discretionary expenses and improve and sustain earnings of the Bank;

•	the Bank may not pay a cash dividend to Oconee Financial Corporation;

•	the Board of Directors of the Bank must strengthen its asset/liability management and interest rate risk policies and liquidity contingency funding plan,

•	the Bank may not accept, renew or rollover brokered deposits without obtaining a brokered deposit waiver from the FDIC.

•	the Bank must eliminate or correct all violations of law and contraventions of policy;

•	the Bank must submit quarterly reports to the FDIC and GDBF regarding compliance with the Order.

The provisions of the Order will remain effective until modified, terminated suspended or set aside by the FDIC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Steven A. Rogers
Name: Steven A. Rogers
Title: Vice President and Chief Financial Officer

August 21, 2009